Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): February 6, 2001

                            LNR PROPERTY CORPORATION
             (Exact name of Registrant as Specified in its Charter)


    Delaware                         1-3223                    65-0777234
 (State or Other                  (Commission                (IRS Employer
 Jurisdiction of                  File Number)           Identification Number)
 Incorporation)



                           760 Northwest 107th Avenue
                              Miami, Florida 33172
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (305) 485-2000

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ITEM 9.  REGULATION FD DISCLOSURE

         On February 6, 2001, LNR Property Corporation hosted a conference call with several potential investors. In this conference call, the following information as of November 30, 2000 was presented:

o The estimated market value of our unencumbered assets was between $650 million and $800 million(1)

o The estimated market value of our unencumbered assets exceeded the book value of our unencumbered assets by $200 million to $250 million(1)

(1) These numbers are based on management's internal estimates of the market values of our assets as of November 30, 2000.

Certain statements contained above may be "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements inherently involve risks and uncertainties. The factors, among others, that could cause actual results to differ from those anticipated by the forward looking statements include (i) changes in interest rates, (ii) changes in demand for commercial real estate nationally, in areas in which the Company owns properties, or in areas in which properties securing mortgages directly or indirectly owned by the Company are located, (iii) national or regional business conditions which affect the ability of mortgage obligors to pay principal or interest when it is due, and (iv) the cyclical nature of the commercial real estate business.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


LNR PROPERTY CORPORATION


Date:  February 6, 2001       By:/s/ SHELLY RUBIN
                              ---------------------
                              Name: Shelly Rubin
                              Title: Chief Financial Officer